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                                                                  EXHIBIT (a)(3)

                              LETTER OF TRANSMITTAL
                      TO TENDER OPTIONS TO PURCHASE SHARES
                      OF COMMON STOCK OF BRIGHTPOINT, INC.
                             HAVING (I) A GRANT DATE
                       PRIOR TO MARCH 1, 2001, AND (II) AN
                  EXERCISE PRICE IN EXCESS OF $10.00 PER SHARE

             PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 31, 2001

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., INDIANAPOLIS TIME, ON
OCTOBER 5, 2001, UNLESS THE OFFER IS EXTENDED.

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TO:      Mr. Phillip A. Bounsall
         Executive Vice President,
         Chief Financial Officer and Treasurer
         Brightpoint, Inc.
         6402 Corporate Drive
         Indianapolis, Indiana  46278
         Telephone: (317) 297-6100

             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  The undersigned hereby tenders to Brightpoint, Inc., a Delaware corporation ("Brightpoint"), the options described below (the "Options") to purchase shares of Common Stock of Brightpoint having (i) a grant date prior to March 1, 2001, and (ii) an exercise price in excess of $10.00 per share, in exchange for (a) the Cash Payment, and (b) the grant of New Options, in the amounts, upon the terms and subject to the conditions set forth in Brightpoint's Offer to Exchange, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which together with the Notice of Withdrawal and Agreement to Grant Options constitute the "Offer."

                  Subject to, and effective upon, acceptance by Brightpoint for cancellation of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Brightpoint, all right, title and interest in and to all the Options that are being tendered hereby and orders the cancellation of all such Options.

                  The undersigned represents and warrants that, from the commencement of the Offer through the date hereof, the undersigned has been (i) an employee of Brightpoint, or one of its majority-owned or wholly-owned subsidiaries, or (ii) a Director of Brightpoint; and the


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undersigned has not received a grant of options from  Brightpoint,  under any of
Brightpoint's stock option plans, since March 1, 2001 and through the date hereof.

                  The undersigned further represents and warrants that (i) the undersigned has full power and authority to tender the Options tendered hereby,
(ii) the tender of the Options hereby will not conflict with, result in a breach of or constitute a default under any (a) order of a court or administrative body with jurisdiction over the undersigned, and (b) indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement to which the undersigned is a party, and (iii) that, when and to the extent the same are accepted for cancellation by Brightpoint, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by Brightpoint to be necessary or desirable to complete the cancellation of the Options tendered hereby.

                  All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

                  The undersigned acknowledges that, in addition to this completed and signed Letter of Transmittal and the documents required hereby, the undersigned must timely deliver to Brightpoint the duly executed Agreement to Grant Options which is attached to the Offer to Exchange. The undersigned further acknowledges that failure to timely deliver any of the foregoing documents could result in the undersigned's inability to participate in this Offer.

                  By execution hereof, the undersigned understands that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. Brightpoint's acceptance for cancellation of Options tendered pursuant to the Offer will constitute a binding agreement between the undersigned and Brightpoint upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that no interest will be paid on any or all of the Cash Payment for tendered Options accepted for cancellation regardless of when payment of any portion of the Cash Payment is made or any delay in making any Cash Payment.

                  The undersigned understands that all Options properly tendered prior to the Expiration Date and not properly withdrawn will be canceled, upon the terms and subject to the conditions of the Offer.

                  The undersigned hereby acknowledges that: (i) his or her acceptance of the Offer is voluntary; (ii) unless he or she has a current employment agreement with Brightpoint or one of its majority-owned or wholly-owned subsidiaries, his or her employment with Brightpoint or one of its majority-owned or wholly-owned subsidiaries is on an "at-will" basis and the acceptance of the Offer shall not modify that or create a right to further employment with Brightpoint or any of its majority-owned or wholly-owned subsidiaries and shall not interfere with the ability of


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Brightpoint or any of its majority-owned or wholly-owned subsidiaries to terminate his or her employment relationship at any time with or without cause;
(iii) if his or her employment with Brightpoint or any of its majority-owned or wholly-owned subsidiaries is terminated by him or her or by Brightpoint, voluntarily, involuntarily or for any reason or for no reason, or he or she ceases to be a member of Brightpoint's Board of Directors (a) prior to the Cancellation Date, then Brightpoint will not accept any of the Options tendered hereby for cancellation, or (b) after the Cancellation Date but prior to the Replacement Grant Date, he or she will not have any rights to the Options tendered hereby and accepted for cancellation nor any right to receive any New Option or any other deferred option grants and, other than the Cash Payment on the Cancellation Date, will not receive any other consideration for the Options tendered hereby and accepted by Brightpoint for cancellation.

                  The undersigned understands that upon the acceptance by Brightpoint for cancellation of the Options tendered hereby, the undersigned will not be eligible to receive any additional option grants, including any options to which the undersigned would have been entitled from Brightpoint's authorization of the grant of August 2001 Options, until the Replacement Grant Date and then only if the undersigned has remained an employee of Brightpoint or any of its majority-owned or wholly-owned subsidiaries or a Director of Brightpoint, as the case may be, from the Cancellation Date through the Replacement Grant Date.

                  The undersigned further understands that the New Options granted on the Replacement Grant Date will be non-qualified options and not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, regardless of whether the Options tendered hereby and accepted for cancellation were incentive or non-qualified stock options.

                  The undersigned recognizes that, under certain circumstances set forth in the Offer to Exchange, Brightpoint may terminate or amend the Offer or may postpone the acceptance for cancellation of, or the cancellation of and payment for, Options tendered. In any such event, the undersigned understands that the Options delivered herewith but not accepted for cancellation will be returned to the undersigned at the address indicated below.

                  The undersigned hereby directs that Brightpoint issue the check or checks for each portion of the Cash Payment for all Options canceled, and/or return any Options tendered hereby and not accepted for cancellation, in the name(s) of the undersigned. The undersigned further directs Brightpoint to mail the check or checks for each portion of the Cash Payment for all Options canceled and/or return any option agreements evidencing Options tendered hereby and not accepted for cancellation (and accompanying documents, if any, as appropriate) to the undersigned at the undersigned's address shown below.

                  THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTIONHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


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                  All capitalized terms used herein and not defined herein,
shall have the meaning ascribed to them in the Offer to Exchange.

                  The undersigned has read, understands, and agrees to all of the terms of the Offer. The undersigned hereby elects to tender the following Options having (i) a grant date prior to March 1, 2001, and (ii) an exercise price in excess of $10.00 per share, for exchange and cancellation by
Brightpoint:

DESCRIPTION OF OPTIONS TENDERED*
(Attach additional list if necessary)


                                               Total Numbers of Shares of          Original Option
                   Exercise     Expiration     Common Stock Subject to Option      Agreement Provided**
Date of Grant      Price        Date           ------------------------------      --------------------
-------------      -----        ----
-------------      --------     -----------    ------------------------------      --------------------

-------------      --------     -----------    ------------------------------      --------------------

-------------      --------     -----------    ------------------------------      --------------------

* If you tender Options of a certain class (determined by exercise price and expiration date) you must tender all of your Options of that class that meet the criteria for tendering as set forth in the Offer to Exchange. If not, the Options you have tendered hereby will not be accepted for cancellation.

** If your original option agreement(s) evidencing the Options indicated in the table are being provided with this Letter of Transmittal, please indicate by responding "Yes" in the appropriate space provided. If your original option agreement(s) evidencing the Options indicated in the table above have been lost, stolen, destroyed or mutilated and therefore cannot be provided together with this Letter of Transmittal please indicate by responding "No" in the appropriate space provided and refer to Instruction 7 below.


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THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Name:
     ---------------------------------------------------------------------------
                             (please type or print)

Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone No.:
                            ----------------------------------------------------

Taxpayer Identification or Social Security No.:
                                               ---------------------------------
X
  ------------------------------------------------------------------------------
                  Signature of Optionholder

Dated:                           , 2001
     ---------------------------

(THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY THE REGISTERED OPTIONHOLDER EXACTLY AS SUCH NAME APPEARS ON THE OPTION AGREEMENT(S) TO BE TENDERED. PLEASE SEE INSTRUCTION 4 BELOW.)


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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

                  1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. Option agreement(s) evidencing Options to be tendered, as well as a properly completed and duly executed original of this Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by Brightpoint at its address set forth on the front cover of this Letter of Transmittal on or prior to the Expiration Date which is 5:00 p.m. Indianapolis time on October 5, 2001, unless the offer is extended, in which case the foregoing documents must be received by Brightpoint on or prior to such extended Expiration Date.

                  IMPORTANT: IF YOU INTEND TO PARTICIPATE IN THE OFFER AND TENDER YOUR ELIGIBLE OPTIONS, THIS LETTER OF TRANSMITTAL TOGETHER WITH ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL, AND THE AGREEMENT TO GRANT OPTIONS EXECUTED BY THE UNDERSIGNED MUST BE RECEIVED BY MR. BOUNSALL AT BRIGHTPOINT, ON OR PRIOR TO THE EXPIRATION DATE.

                  THE METHOD OF DELIVERY OF OPTIONS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING OPTIONHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY BRIGHTPOINT. YOU MAY HAND DELIVER OR MAIL YOUR LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO PHILLIP A. BOUNSALL, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER OF BRIGHTPOINT AT THE ADDRESS LISTED ON THE FRONT COVER OF THIS LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

                  Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by Brightpoint beyond that time, you may withdraw your tendered Options at any time until the extended Expiration Date of the Offer. Thereafter, such tenders are irrevocable, except that they may be withdrawn after October 29, 2001 unless they have been previously accepted by Brightpoint for cancellation as provided in the Offer to Exchange. To withdraw tendered options you must deliver a signed and dated Notice of Withdrawal to Brightpoint while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn Options are properly re-tendered before the Expiration Date by delivery of a new Letter of Transmittal following the procedures described in these Instructions. Please note that the Notice of Withdrawal, if properly submitted, will withdraw all of your Options previously tendered for exchange. IF YOUR INTENTION IS TO MERELY CHANGE THE NUMBER OF OPTIONS YOU WISH TO TENDER, DO NOT SUBMIT A NOTICE OF WITHDRAWAL. Instead you must submit a new Letter of Transmittal in accordance with the paragraph immediately below.


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                  Tenders of Options made through the Offer may be changed at any time before the Expiration Date. If the Offer is extended by Brightpoint beyond that time, you may change your election regarding particular tendered Options at any time until the extended Expiration Date of the Offer. To change your election regarding particular tendered Options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Letter of Transmittal, with the required information, following the procedures described in these Instructions. On receipt of such a new, properly signed and dated Letter of Transmittal prior to the Expiration Date, any previously submitted Letter of Transmittal will be disregarded and will be considered replaced in full by the new Letter of Transmittal. Please note that you may not change your election to tender Options if such change would result in only a portion of your Options of a certain class (determined by exercise price and expiration date) remaining tendered for exchange. All of your Options of a certain class which meet the criteria for tendering as set forth in the Offer to Exchange, must be tendered for exchange if you elect to tender any Options of that class.

                  2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the table in this Letter of Transmittal regarding which Options are to be tendered should be provided on a separate schedule attached hereto. You must print and sign your name or names on the schedule exactly as how the same appears in this Letter of Transmittal. You must also date schedule the same date as this Letter of Transmittal.

                  3. TENDERS. If you intend to tender Options through the Offer, you must complete the table in this Letter of Transmittal by providing the following information for each Option that you intend to tender:

                  - grant date,

                  - exercise price,

                  - expiration date,

                  - the total number of unexercised Option shares subject to the
                    Option, and

                  - whether the original option agreement evidencing such
                    Option is being provided with the Letter of Transmittal.

                  No alternative, conditional or contingent tenders will be accepted by Brightpoint. By executing this Letter of Transmittal, the tendering optionholder waives any right to receive any notice of the acceptance for cancellation of the Options except as provided for in the Offer to Exchange. If the undersigned hereby intends to tender Options of a certain class (determined by exercise price and expiration date) the undersigned must tender all of his or her Options of that class or none of his or her Options of that class which meet the criteria for tendering as set forth in the Offer to Exchange, will be accepted for cancellation.

                  4. SIGNATURES ON THIS LETTER OF TRANSMITTAL. The signature on this Letter of Transmittal must correspond with the name as written on the face of the option


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agreement(s) evidencing those Options being tendered, without alteration, enlargement or any change whatsoever.

                  If any of the Options to be tendered are registered in different names or are evidenced by option agreements with different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different name registrations or option agreements with different names. If your name bas been legally changed since the option agreement or agreements were signed, please submit proof of the legal name change.

                  5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal may be directed to Phillip A. Bounsall, our Executive Vice President, Chief Financial Officer and Treasurer, at the address and/or telephone number given on the front cover of this Letter of Transmittal. Copies will be furnished promptly at our expense.

                  6. IRREGULARITIES. All questions as to the number of shares subject to the Options to be accepted for cancellation, the amount of the Cash Payment and New Options, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Options will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of Options that we determine are not in proper form or the acceptance for cancellation of Options that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Options and our interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither Brightpoint nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall we or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

                  7. LOST, STOLEN, DESTROYED OR MUTILATED OPTION AGREEMENTS EVIDENCING OPTIONS. If option agreements evidencing Options to be tendered have been lost, stolen, destroyed or mutilated, you must indicate that fact in the table on page 4 above, by marking "No" in the corresponding line of the column captioned "Original Option Agreement Provided." If you believe that certain or all of the Options that you intend to tender are subject to an option agreement that has been lost, stolen, destroyed or mutilated we urge you to contact us immediately upon receipt of the Offer to Exchange and this Letter of Transmittal in order to ascertain the steps that must be taken to provide the necessary certification to Brightpoint that the option agreement evidencing the Options to be tendered has been lost, stolen, destroyed or mutilated. In order to avoid delay, you should contact Phillip A. Bounsall, our Executive Vice president, Chief Financial Officer and Treasurer at (317) 297-6100. Please do not wait until just before the Expiration Date to contact us regarding your lost, stolen, destroyed or mutilated option agreement. This may not afford enough time for Brightpoint to obtain the necessary certification for such lost, stolen, destroyed or mutilated option agreement evidencing the Options elected for exchange and could affect Brightpoint's ability to accept those Options for cancellation.


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                  8.  ADDITIONAL DOCUMENTS TO READ. You should be sure to read the Offer to Exchange, all documents referenced therein, the Memorandum from Robert J. Laikin dated August 31, 2001, the Notice of Withdrawal and the Agreement to Grant Options before deciding to participate in the Offer.

                  9. IMPORTANT TAX INFORMATION. You should refer to Section 14 of the Offer to Exchange which contains important U.S. federal income tax information. IF YOU LIVE OR WORK OUTSIDE THE UNITED STATES, WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX AND LEGAL ADVISOR(S) TO DETERMINE THE TAX, LEGAL AND SOCIAL INSURANCE CONSEQUENCES OF THIS TRANSACTION UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK.

                  10. MISCELLANEOUS. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Brightpoint and/or any affiliate, for the exclusive purpose of implementing, administering and managing your participation in the Offer.

                      You understand that Brightpoint and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Brightpoint, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (collectively, the "Data"), for the purpose of implementing, administering and managing this Offer. You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that, in the event a recipient is in a country other than your country, the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting Phillip A. Bounsall by telephone at (317) 297-6100 or e-mail at phil.bounsall@brightpoint.com. You understand, however, that withdrawal of consent may affect your ability to participate in this Offer.



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